                                                                    EXHIBIT 99.1

(CENTRAL PARKING LOGO)                                                      NEWS

             2401 21st Avenue South, Suite 200, Nashville, TN 37212
                       (615) 297-4255 Fax: (615) 297-6240


Investor Contact:  Mark Shapiro                     Media Contact:  Richard Jonardi
                   Senior Vice President and                        Communications Manager
                   Chief Financial Officer                          (615) 297-4255
                   (615) 297-4255                                   rjonardi@parking.com
                   mshapiro@parking.com


            CENTRAL PARKING CORPORATION REPORTS FISCAL FOURTH QUARTER
                           AND FULL-YEAR 2003 RESULTS

NASHVILLE, TN. (NOV. 5, 2003) -- Central Parking Corporation (NYSE: CPC) today announced net earnings of $2.9 million, or $0.08 per diluted share for the fourth quarter ended September 30, 2003. This compares with net earnings for the fourth quarter ended September 30, 2002 of $4.4 million, or $0.12 per diluted share. Earnings from continuing operations were $0.0 million or $0.0 per diluted share for the fourth quarter ended September 30, 2003 compared to $4.1 million or $0.11 per diluted share for the fourth quarter ended September 30, 2002. Total revenues (excluding reimbursed management costs) increased 2.7 percent for the fourth quarter of 2003 to $179.8 million compared with $175.1 million in the year earlier period.

         Fourth quarter 2003 results from continuing operations were reduced by $1.0 million in severance costs and $1.1 million in property-related impairment costs. The Company also increased its workers' compensation and general liability reserves by $3.7 million due to higher claims and changes in its actuarial estimates. Fourth quarter earnings from continuing operations for 2002 were reduced by $6.0 million of property-related impairment costs.

         Fourth quarter 2003 results included cash proceeds of $8.3 million from the sale of properties. The net gain, after taxes, was $5.4 million and was recognized in discontinued operations.

         For the full year ended September 30, 2003, the company reported a net loss of $4.5 million, or $0.13 per diluted share compared with net earnings of $33.8 million, or $0.93 per diluted share for fiscal 2002. Loss from continuing operations for the full year 2003 was $6.2 million or $0.17 per diluted share compared with earnings from continuing operations of $42.2 million or $1.17 per diluted share for the full year 2002. Revenues for fiscal 2003 (excluding reimbursed management costs) were $718.3 million, an increase of 1.8 percent over revenues for 2002 of $705.7 million.

         Full year 2003 results from continuing operations were reduced by $7.2 million in severance costs and property-related impairment costs of $4.8 million. Earnings were also affected by increases in insurance claims, legal expenses, property taxes, bad debt expense and sales taxes as well as changes in actuarial estimates for workers' compensation and general liability claims.


                                     -MORE-

Central Parking Corporation Reports Fiscal Fourth Quarter and Full-Year 2003 Results
Page 2
November 5, 2003


         "Although the results for the fourth quarter of 2003 reflect a sequential improvement over the third quarter, it is clear that the largest factor affecting our revenue and earnings is the weakness in the economy," said Monroe J. Carell, Jr., Chairman and Chief Executive Officer. "Since I resumed the leadership of this corporation in May, we have begun to make steady improvement in a number of areas of the company. Operationally, morale has improved and we continue to win new contracts.

         "We have also made progress from a financial viewpoint, highlighted by a fourth quarter reduction of our loan balance by $13 million. We successfully completed the amendment to our $350 million senior secured credit facility under terms we believe are reasonable to the company. Our goal is to continue to increase cash flow from operating activities by reducing costs, reducing accounts receivable and improving profitability.

         "Looking ahead to fiscal 2004, we intend to build on the positive trends we have established both operationally and financially. Parking industry conditions remain very price competitive, but we believe our results will gradually improve as the economy recovers. Based on our current outlook we expect net earnings for fiscal 2004, excluding property-related gains or losses, to recover to the range of $0.45 to $0.55 per share. Given the clouded visibility attributed to uncertain economic conditions, we are cautious in our 2004 outlook, yet remain optimistic and confident in our ability to continue profitability," Carell concluded.

         To provide additional color on the full fiscal year outlook, the Company released the assumptions underlying its financial guidance for 2004:

           Operating Earnings: Parking segment                $50 - $55 million
           Operating Earnings: Management segment             $60 - $65 million
           Total General and Administrative                   $70 - $75 million
           Interest Expense                                   $16 - $18 million
           Depreciation & Amortization                        $34 - $36 million
           Effective tax rate                                 36%
           Outstanding shares                                 36 million
           Capital Expenditures                               $17 - $20 million

         A conference call regarding this release is scheduled for Thursday, November 6, 2003, beginning at 10:00 a.m. (ET). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.parking.com or www.fulldisclosure.com

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. The Company operates approximately 3,700 parking facilities containing more than 1.6 million spaces at locations in 39 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain and Greece.

         This press release contains historical and forward-looking information. The words "believe," "anticipate," "project," "plan," "expect," "estimate," "objective," "outlook," " assumptions," "guidance," "forecast," "goal," "intend," "will likely result," or "will continue" and similar


                                     -MORE-

Central Parking Corporation Reports Fiscal Fourth Quarter and Full-Year 2003 Results
Page 3
November 5, 2003

expressions identify forward looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release, including but not limited to, increased cash flow by reducing operating costs and accounts receivable and further reduction in the Company's indebtedness; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; a deterioration in general economic conditions; acts of war or terrorism; temporary changes in demand due to weather patterns; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; and the impact of litigation, including but not limited to, the putative securities class action lawsuits pending against the Company; and increased regulation or taxation of parking operations.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2002, and Form 10-Q for our fiscal quarter ended June 30, 2003, filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Central Parking Corporation Reports Fiscal Fourth Quarter and Full-Year 2003 Results
Page 4
November 5, 2003



                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

Amounts in thousands, except per share data
                                                                           YEAR ENDED SEPTEMBER 30,      QUARTER ENDED SEPTEMBER 30,
                                                                             2003            2002            2003           2002
                                                                         -----------      -----------      ---------      ---------
Revenues:
  Parking                                                                $   595,252      $   585,369      $ 147,438      $ 144,478
  Management contracts                                                       123,040          120,341         32,380         30,631
                                                                         -----------      -----------      ---------      ---------
                                                                             718,292          705,710        179,818        175,109
  Reimbursement of management contract expenses                              418,058          390,306        108,719        100,601
                                                                         -----------      -----------      ---------      ---------
    Total revenues                                                         1,136,350        1,096,016        288,537        275,710

Costs and expenses:
  Cost of parking                                                            551,824          515,480        136,932        130,947
  Cost of management contracts                                                67,285           49,155         18,622         11,417
  General and administrative                                                  85,716           70,973         18,919         18,401
  Non-compete amortization                                                       165              403              8             92
                                                                         -----------      -----------      ---------      ---------
                                                                             704,990          636,011        174,481        160,857
  Reimbursed management contract expenses                                    418,058          390,306        108,719        100,601
                                                                         -----------      -----------      ---------      ---------
    Total costs and expenses                                               1,123,048        1,026,317        283,200        261,458
Property-related losses, net                                                  (8,076)          (1,251)        (1,113)        (5,986)
                                                                         -----------      -----------      ---------      ---------
    Operating earnings                                                         5,226           68,448          4,224          8,266

Other income (expenses):
  Interest income                                                              4,735            6,313          1,246          2,079
  Interest expense                                                           (17,887)         (12,487)        (4,498)        (3,028)
  Dividends on Company-obligated mandatorily redeemable
    convertible securities of a subsidiary trust                              (4,179)          (4,868)        (1,045)        (1,045)
  Gain on repurchase of Company-obligated mandatorily
    redeemable convertible securities of a subsidiary trust                     --              9,245           --             --
  Gain on sale of non-operating assets                                         3,279             --             --             --
  Equity in partnership and joint venture earnings                             2,244            3,967            893            715
                                                                         -----------      -----------      ---------      ---------
(Loss) earnings from continuing operations before minority interest,
  income taxes and cumulative effect of accounting change                     (6,582)          70,618            820          6,987
Minority interest, net of tax                                                 (4,064)          (4,874)          (821)        (1,222)
                                                                         -----------      -----------      ---------      ---------

(Loss) earnings from continuing operations before income taxes
  and cumulative effect of accounting change                                 (10,646)          65,744             (1)         5,765
Income tax benefit (expense)                                                   4,427          (23,552)             8         (1,712)
                                                                         -----------      -----------      ---------      ---------
(Loss) earnings from continuing operations before cumulative
  effect of accounting change                                                 (6,219)          42,192              7          4,053
Cumulative effect of accounting change, net of tax                              --             (9,341)          --             --
                                                                         -----------      -----------      ---------      ---------
  (Loss) earnings from continuing operations                                  (6,219)          32,851              7          4,053
                                                                         -----------      -----------      ---------      ---------

  Discontinued operations, net of tax                                          1,692              917          2,879            378
                                                                         -----------      -----------      ---------      ---------
  Net (loss) earnings                                                    $    (4,527)     $    33,768      $   2,886      $   4,431
                                                                         ===========      ===========      =========      =========

Basic (loss) earnings per share:
  (Loss) earnings from continuing operations before cumulative
    effect of accounting change                                          $     (0.17)     $      1.18      $    --        $    0.11
  Cumulative effect of accounting change, net of tax                            --              (0.26)          --             --
  Discontinued operations, net of tax                                           0.05             0.03           0.08           0.01
                                                                         -----------      -----------      ---------      ---------
  Net (loss) earnings                                                    $     (0.13)     $      0.94      $    0.08      $    0.12
                                                                         ===========      ===========      =========      =========
Diluted earnings per share:
  (Loss) earnings from continuing operations before cumulative
    effect of accounting change                                          $     (0.17)     $      1.17      $    --        $    0.11
  Cumulative effect of accounting change, net of tax                            --              (0.26)          --             --
  Discontinued operations, net of tax                                           0.05             0.03           0.08           0.01
                                                                         -----------      -----------      ---------      ---------
  Net (loss) earnings                                                    $     (0.13)     $      0.93      $    0.08      $    0.12
                                                                         ===========      ===========      =========      =========

  Weighted average shares used for basic per share data                       36,034           35,849         36,102         35,817
  Effect of dilutive common stock options                                       --                362             26            373
                                                                         -----------      -----------      ---------      ---------
  Weighted average shares used for dilutive per share data                    36,034           36,211         36,128         36,190
                                                                         ===========      ===========      =========      =========


                                     -MORE-

Central Parking Corporation Reports Fiscal Fourth Quarter and Full-Year 2003 Results
Page 5
November 5, 2003


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

 Amounts in thousands
                                                                       SEPTEMBER 30,   SEPTEMBER 30,
                                                                           2003            2002
                                                                       -------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents                                              $  31,572      $  33,498
  Management accounts receivable                                            34,174         39,664
  Accounts receivable - other                                               15,440         15,714
  Current portion of notes receivable                                        8,220         11,549
  Prepaid expenses                                                          11,424          9,835
  Assets held for sale                                                      32,993           --
  Refundable income taxes                                                    5,483           --
  Deferred income taxes                                                       --               72
                                                                         ---------      ---------
    Total current assets                                                   139,306        110,332

Notes receivable, less current portion                                      40,879         41,210
Property, equipment and leasehold improvements, net                        420,689        434,733
Contract and lease rights, net                                             102,315        108,406
Goodwill, net                                                              230,312        242,141
Investment in and advances to partnerships and joint ventures               13,649         12,836
Other assets                                                                42,297         49,226
                                                                         ---------      ---------
  Total Assets                                                           $ 989,447      $ 998,884
                                                                         =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations        $   3,623      $  53,318
  Accounts payable                                                          80,128         73,638
  Accrued expenses                                                          43,661         43,659
  Management accounts payable                                               22,392         22,671
  Income taxes payable                                                        --            9,851
                                                                         ---------      ---------
    Total current liabilities                                              149,804        203,137

Long-term debt and capital lease obligations, less current portion         266,961        207,098
Deferred rent                                                               27,569         29,104
Deferred income taxes                                                        3,010         13,825
Other liabilities                                                           16,303         20,259
                                                                         ---------      ---------
   Total liabilities                                                       463,647        473,423
                                                                         ---------      ---------

Company-obligated mandatorily redeemable convertible securities of a
  subsidiary trust holding solely parent debentures                         78,085         78,085
Minority interest                                                           31,189         31,572

Shareholders' equity:
  Common stock                                                                 362            360
  Additional paid-in capital                                               246,559        242,112
  Accumulated other comprehensive income (loss), net                            78         (2,377)
  Retained earnings                                                        170,232        176,924
  Other                                                                       (705)        (1,215)
                                                                         ---------      ---------
    Total shareholders' equity                                             416,526        415,804
                                                                         ---------      ---------
Total Liabilities and Shareholders' Equity                               $ 989,447      $ 998,884
                                                                         =========      =========


                                     -MORE-

Central Parking Corporation Reports Fiscal Fourth Quarter and Full-Year 2003 Results
Page 6
November 5, 2003


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

 Amounts in thousands
                                                                                     YEAR ENDED SEPTEMBER 30,
                                                                                       2003           2002
                                                                                     ---------      --------
Cash flows from operating activities:
      Net (loss) earnings                                                            $  (4,527)     $ 33,768
      Earnings from discontinued operations                                             (1,692)         (917)
                                                                                     ---------      --------
      (Loss) earnings from continuing operations                                        (6,219)       32,851
      Adjustments to reconcile net (loss) earnings from continuing operations to net cash provided by operating activities - continuing operations:
      Depreciation and amortization                                                     35,173        34,500
      Equity in partnership and joint venture earnings                                  (2,244)       (3,967)
      Distributions from partnerships and joint ventures                                 1,375         3,938
      Gain on sale of non operating assets                                              (3,279)         --
      Property-related losses (gains), net                                               3,450           906
      Gain on repurchase of company-obligated mandatorily redeemable convertible
        securities of a subsidiary trust                                                  --          (9,245)
      Loss on derivatives related to refinancing                                           918          --
      Decrease in fair value of derivatives                                                 12          --
      Cumulative effect of accounting change, net of tax                                  --           9,341
      Deferred income taxes                                                            (11,999)       (1,739)
      Minority interest, net of tax                                                      4,064         4,874
      Changes in operating assets and liabilities (net of acquisitions):
        Management accounts receivable                                                   5,490        (4,967)
        Accounts receivable - other                                                        274         1,001
        Prepaid expenses                                                                (1,589)       (2,896)
        Other assets                                                                     9,090          (288)
        Accounts payable, accrued expenses and other liabilities                         1,186        (1,583)
        Management accounts payable                                                       (279)        1,692
        Deferred rent                                                                   (1,535)        6,794
        Refundable income taxes                                                         (5,483)         --
        Income taxes payable                                                            (9,851)        2,691
                                                                                     ---------      --------
          Net cash provided by operating activities - continuing operations             18,554        73,903
          Net cash provided by operating activities - discontinued operations            1,692           917
                                                                                     ---------      --------
          Net cash provided by operating activities                                     20,246        74,820
                                                                                     ---------      --------

Cash flows from investing activities:
      Proceeds from disposition of property and equipment                               26,147        16,651
      Proceeds from sale of investment in partnership interests                           --          18,399
      Purchase of property, equipment and leasehold improvements                       (53,924)      (36,522)
      Purchase of contract and lease rights                                             (7,186)      (18,948)
      Acquisitions, net of cash acquired                                                (1,997)      (17,788)
      Other investing activities                                                         5,823           698
                                                                                     ---------      --------
        Net cash provided (used) by investing activities                               (31,137)      (37,510)
                                                                                     ---------      --------

Cash flows from financing activities:
      Dividends paid                                                                    (2,165)       (2,152)
      Net (repayments) borrowings under revolving credit agreement                     (87,500)       33,500
      Proceeds from issuance of notes payable, net of issuance costs                   176,332         1,136
      Principal repayments on long-term debt and capital lease obligations             (78,664)      (54,214)
      Payment to minority interest partners                                             (4,116)       (4,563)
      Repurchase of common stock                                                          --            (488)
      Repurchase of mandatorily redeemable securities                                     --         (21,823)
      Proceeds from issuance of common stock and exercise of stock options               4,449         3,373
                                                                                     ---------      --------
        Net cash provided (used) by financing activities                                 8,336       (45,231)
                                                                                     ---------      --------

Foreign currency translation                                                               629          (430)
                                                                                     ---------      --------
Net decrease in cash and cash equivalents                                               (1,926)       (8,351)
Cash and cash equivalents at beginning of period                                        33,498        41,849
                                                                                     ---------      --------
Cash and cash equivalents at end of period                                           $  31,572      $ 33,498
                                                                                     =========      ========


                                     -MORE-

Central Parking Corporation Reports Fiscal Fourth Quarter and Full-Year 2003 Results
Page 7
November 5, 2003


Key Financial Metrics
(In thousands)

                                           Year Ended September 30,    Quarter Ended September 30,
                                              2003           2002          2003        2002

Net (loss) earnings                         ($ 4,527)      $ 33,768      $ 2,886      $ 4,431

Interest expense                              22,066         17,355        5,543        4,073

Income tax (benefit) expense                  (3,079)        24,163        1,919        1,963

Depreciation/amortization                     32,908         33,284        8,633        8,336

Minority interest, net of tax                  4,064          4,874          821        1,222

Cumulative effect in accounting change                        9,341

                                            --------       --------      -------      -------
EBITDA                                      $ 51,432       $122,785      $19,802      $20,025
                                            ========       ========      =======      =======


In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/ amortization, minority interest, and cumulative effect in accounting changes. The Securities and Exchange Commission ("SEC") recently adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net loss which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net loss or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA may not be consistent with that of other companies.




                                     -END-